                                                                    Exhibit 21.1

     The following sets forth all of the direct and indirect subsidiaries of Mykrolis Corporation. If indented, the corporation is a wholly-owned subsidiary of the corporation under which it is listed.

                                                     JURISDICTION
SUBSIDIARIES OF THE REGISTRANT                     OF INCORPORATION
------------------------------                     ----------------
Mykrolis BV                                        Netherlands
     Mykrolis GmbH                                 Germany
     Mykrolis Ireland Ltd.                         Ireland
     Mykrolis (U.K.) Ltd.                          United Kingdom
     Nihon Mykrolis KK                             Japan
     Mykrolis SAS                                  France
     Millipore France Holding Company BV*          Netherlands
          Mykrolis MiE SAS                         France
Mykrolis Asia Limited                              Delaware
     Mykrolis Singapore Pte. Ltd.                  Singapore
     Mykrolis Korea Ltd.                           Korea

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* Millipore France Holding Company BV is 50% owned by Millipore Corporation, indirectly through one of its wholly-owned subsidiaries, and 50% owned by Mykrolis Corporation, indirectly through Mykrolis BV.